UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2022

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40903	84-3559776
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

4309 Hacienda Dr., Suite 150 Pleasanton, CA 94588
(Address of principal executive offices)

(925)-270-4812

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HCTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01. Entry into a Material Definitive Agreement.

The disclosures set forth in Item 5.02(b) below are incorporated by reference into this Item 1.01.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;Compensatory Arrangements of Certain Officers.

(a) Resignation of Directors

On March 30, 2022, Vivek Prakash, a member of the Board of Directors (the “Board”) of Healthcare Triangle, Inc. (the “Company”), a member and the Chairman of Audit Committee, Audit Committee financial expert, a member and the Chairman of the Compensation Committee, a member and the Chairman of the Nominating and Corporate Governance Committee of the Company, resigned effective immediately. Mr. Prakash’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 30, 2022, Brendan Gallagher, a member of the Board and a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Company, resigned effective immediately. Mr. Gallagher’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Board has also reduced its size from 8 members to 7 members.

(b) Appointment of new Director

On March 31, 2022 the Board has appointed Jeffrey S. Mathiesen, age 61, as a Director of the Board The term of the Company’s directors, including Mr. Mathiesen, expires at the annual meeting of stockholders to be held in 2022 or upon the election and qualification of successor directors. Mr. Mathiesen was also appointed a Chairman of Audit Committee and Audit Committee financial expert and a member of the Compensation Committee of the Company.

Mr. Mathiesen and the Company executed an Appointment Letter Agreement dated March 31, 2022 between the Company and Mr. Mathiesen (the “Appointment Agreement”). The Agreement provides Mr. Mathiesen with: (i) an annual grant of stock options for 20,000 shares of the Company’s common stock with an exercise price equal to the date-of-grant closing sale price of Company’s common stock, vesting one year after the date of the grant. Such stock options shall remain exercisable until the earlier of the 5 years from the date of grant or 18 months after the cessation of service, whichever is sooner; (ii) a quarterly cash stipend of $5,000 plus $2,500 per quarter for any Committee chairmanships or for being Chairman of the Board, payable on the first day of each calendar quarter; (iii) subject to providing the Company with receipts or other evidence of payment, the Company will pay for or reimburse Mr. Mathiesen for all travelling, hotel and other expenses reasonably incurred by him in connection with attending and returning from Board or Committee meetings or otherwise in connection with the Company's business. The foregoing summary does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Mr. Mathiesen has 30 years of experience as Chief Financial Officer (CFO) of growth oriented, technology-based companies across a wide range of industries including biopharmaceutical, medical device, semiconductor capital equipment and water filtration. Mr. Mathiesen’s accomplishments include three initial public offerings (IPOs) on NASDAQ, equity and debt financings totaling more than $250 million and multiple M&A transactions. His experience encompasses a broad range of responsibilities in financial and operational roles that have included manufacturing, quality and procurement in addition to the traditional CFO roles in organizations with operations in North America, Europe, Southeast Asia and Australia. Mr. Mathiesen serves as Vice Chair, Lead Independent Director and Audit Committee Chair for Panbela Therapeutics, Inc. and as Director and Audit Committee Chair for NeuroOne Medical Technologies Corporation, both of which having recently up-listed to NASDAQ. He also served as Director and Audit Committee Chair of Helius Medical Technologies, Inc. from June 2020 until June 2021, at which time he joined the company as the CFO. Mr. Mathiesen also served as Director and Audit Committee Chair for eNeura Inc. from 2018 to 2020.

Mr. Mathiesen currently serves as the CFO of Helius Medical Technologies, Inc., a publicly-held medical technology company focused on neurological wellness. He previously served as the CFO of Gemphire Therapeutics Inc., a publicly-held clinical-stage biopharmaceutical company developing therapies for patients with cardiometabolic disorders, and as CFO of Sunshine Heart, Inc., a publicly-held early-stage medical device company, both of which completed successful IPOs and follow-on equity offerings. Mr. Mathiesen has held executive and financial management positions with private and publicly traded companies dating back to 1987. He began his career at Deloitte & Touche LLP. Mr. Mathiesen received a B.S. in Accounting from the University of South Dakota and is also a Certified Public Accountant.

(c) New composition of Committees

Due to the resignation of two directors of the Board, the Board approved a new composition of the Board’s Committees, as follows:

1.	The composition members of the Audit Committee are April Bjornstad, John Leo and Jeffrey S. Mathiesen, who serves as the Chairman and committee’s financial expert.
2.	The composition members of the Compensation Committee are Jeffrey S. Mathiesen, John Leo and Dave Rosa, who serves as the Chairman.
3.	The composition members of the Nominating and Corporate Governance Committee are April Bjornstad, Dave Rosa and John Leo, who serves as the Chairman.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Appointment Letter Agreement between the Company and Jeffrey S. Mathiesen, dated March 31, 2022

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Triangle, Inc.

Date: April 1, 2022	By: /s/ Suresh Venkatachari
Name: Suresh Venkatachari
Title: Chief Executive Officer

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